UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

CORNER GROWTH ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39814	98-1563902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

418 Broadway, #6183 Albany, NY	12207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 268-7868

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	COOLU	N/A

Class A Ordinary Shares included as part of the units	COOL	N/A

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	COOLW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

On December 9, 2024, Corner Growth Acquisition Corp. (the “Company”) filed a Current Report on Form 8-K disclosing that the information statement relating to the change in the Company’s board of directors resulting from the August 2024 purchase of shares by Ringwood Field, LLC from the Company’s former sponsor had been mailed on December 5, 2024 and as a result, the resignation of Marvin Tien from the Board would be effective as of December 15, 2024 (ten days after the mailing of the information statement).  This Amendment No. 1 to the Current Report on Form 8-K amends such disclosures to correct the mailing date and resulting effective date of the resignation which were incorrectly stated in the original Current Report on Form 8-K. No other changes have been made to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 15, 2024, Corner Growth Acquisition Corp. (the “Company”), CGA Sponsor, LLC, the Company’s former sponsor (“Former Sponsor”), Ringwood Field, LLC (the “Purchaser”) and Alexandre Balkanski, John Mulkey and Jason Park entered into a purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, among other things, the Former Sponsor transferred to the Purchaser an aggregate of 5,895,000 Class A Ordinary Shares of the Company, par value $0.0001 per share, and all of the Company’s officers and directors other than Marvin Tien resigned from their positions with the Company, with Mr. Tien remaining a director of the Company. Pursuant to the Purchase Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission, and thereafter mail, an information statement (“Information Statement”) pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of notifying the Company’s shareholders of the transactions contemplated by the Purchase Agreement and change in the majority of the Board in connection therewith. On December 9, 2024, the Company mailed the Information Statement to the Company’s shareholders. On December 10, 2024, Marvin Tien, a director of the Company, notified the Company’s Board of Directors that he was resigning as a director effective as of December 19, 2024, the tenth day after the mailing of the Information Statement (the “Effective Date”). There were no disagreements between the Company and Mr. Tien on any matter related to the Company’s operations, policies or practices.

Additionally, as described in the Information Statement, on the Effective Date, Hao Tian will resign from his positions as an officer and director of the Company and Xixuan Hei will be appointed as Chief Executive Officer, Chief Financial Officer and Director of the Company.

Xixuan Hei, 31years old, has a strong background in finance, digital innovation, and legal-tech solutions. Ms. Hei is the founder of Herr Gallery, a WebVR NFT platform that drives innovation in virtual spaces and digital art, which she founded in August 2021. Ms. Hei is a CFA Level III candidate and holds a Master of Science in Finance from Johns Hopkins University, a Master of Science in Business Intelligence & Analytics from Stevens Institute of Technology, and a Bachelor of Economics in International Economy & Trade from North China University of Technology.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corner Growth Acquisition Corp.

Date: December 10, 2024	By:	/s/ Hao Tian
	Name:	Hao Tian
	Title:	Chief Executive Officer

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